UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2009

ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, Connecticut	06455-0448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 20, 2009, Zygo Corporation (“Zygo”) furnished written notice to Electro Scientific Industries, Inc. (“ESI”) that Zygo’s Board of Directors had withdrawn its recommendation in favor of adoption of the Agreement and Plan of Merger and Reorganization, dated as of October 15, 2008, by and among ESI, Zirkon Merger Sub, LLC and Zygo, as amended (the “Merger Agreement”). A copy of the notice of withdrawal is furnished as Exhibit 99.1 hereto. In addition, on January 20, 2009, Zygo issued a press release announcing that Zygo had notified ESI of the Zygo Board’s withdrawal of its recommendation. The press release is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter from Zygo to ESI, dated January 20, 2009, notifying ESI of withdrawal of recommendation by the Zygo Board.

99.2	Press Release, issued on January 20, 2009, entitled “Zygo Board Withdraws Recommendation in Favor of Electro Scientific Industries, Inc. Merger.”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: January 21, 2009	By:	/s/ Walter A. Shephard
Name: Walter A. Shephard
Title: Vice President Finance, CFO and Treasurer

EXHIBIT INDEX

99.1	Letter from Zygo to ESI, dated January 20, 2009, notifying ESI of withdrawal of recommendation by the Zygo Board.

99.2	Press Release, issued on January 20, 2009, entitled “Zygo Board Withdraws Recommendation in Favor of Electro Scientific Industries, Inc. Merger.”